Exhibit 10.28

AMENDMENT NO. 2 TO AMENDED AND RESTATED SECURITY AGREEMENT
This Amendment No. 2 to Amended and Restated Security Agreement (this “Amendment”) dated as of July 16, 2014, is entered into by and among the following parties:
Multimedia Games, Inc., a Delaware corporation (“Borrower”), and Multimedia Games Holding Company, Inc., a Texas corporation (“Holdings”), Megabingo International, LLC, a Delaware limited liability company, and MGAM Technologies, LLC, a Delaware limited liability company (collectively, including the Borrower and Holdings, the “Debtors” and individually each a “Debtor”); and
Comerica Bank (“Comerica”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”).
Recitals
A.Debtors, MGAM Systems, Inc. (“MSI”) and Agent entered into an Amended and Restated Security Agreement dated as of August 3, 2011, as amended by Amendment No. 1 to Amended and Restated Security Agreement dated as of September 21, 2012 (“First Amendment Date”) (as amended, the “Security Agreement”) in order to secure the indebtedness and obligations of Borrower and MSI under the Amended and Restated Credit Agreement dated as of August 3, 2011, among Borrower, MSI, Agent and the financial institutions from time to time signatory thereto (collectively the “Lenders” and individually a “Lender”) (as amended, “Credit Agreement”) pursuant to which the Lenders have agreed to extend financial accommodations to the Borrower, as provided therein.
A.    Effective September 30, 2012 MSI merged with and into Borrower with Borrower the surviving entity.
B.    Effective on January 9, 2014 MGAM Canada, Inc. (“MGAM Canada”) was incorporated in the Province of British Columbia under the Business Corporations Act of Canada as a wholly owned subsidiary of Borrower.
C.    Under Section 7.13(b) of the Credit Agreement, Borrower is required to take such actions as necessary to grant to Agent (for and on behalf of the Lenders) a valid first priority perfected Lien (as defined in the Credit Agreement) over sixty-five percent (65%) of the Equity Interests of MGAM Canada and Borrower has agreed to do so pursuant to this Amendment.
D.    Debtors and Agent have agreed to amend the terms of the Security Agreement as provided in this Amendment.
Agreement
Accordingly, Debtors and Agent agree as follows:
1.    Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Security Agreement.
2.    Amendments. The Security Agreement is amended as follows:

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(a)    Schedule 1.2 of the Security Agreement is hereby supplemented with the information contained in Schedule 1.2 of this Amendment.
3.    Representations. Debtors represent and agree that:
(a)    The representations and warranties set forth in the Security Agreement were true and correct in all material respects as of the First Amendment Date, except to the extent that they expressly speak as of a specific prior date, and the covenants set forth in the Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.
(b)    When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Debtors enforceable in accordance with its terms, and will not conflict with or violate any Debtor’s organization, formation, or charter documents or any agreement, instrument, law, or order to which any Debtor or any material portion of its assets is subject or bound.
(c)    The bylaws of Holdings previously certified and delivered to Agent on or about August 3, 2011 have been replaced by the amended and restated bylaws delivered to Agent in connection with this Amendment, and such amended and restated bylaws are a true, correct and accurate copy of the bylaws of Holdings.
(d)    No Default or Event of Default exists.
4.    Conditions Precedent. The effectiveness of this Amendment is subject to Agent’s receipt of or Debtors’ satisfaction of all of the following:
(a)    this Amendment; and
(b)    such other documents and completion of such other matters as Agent may reasonably deem necessary or appropriate.
5.    No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Security Agreement.
6.    Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Security Agreement and the Loan Documents and agree that they remain in full force and effect.
7.    Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Debtors and Agent. In executing this Amendment, Debtors are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent or the Lenders, as applicable. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.
8.    Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

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9.    Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
10.    No Defenses. Debtors acknowledges, confirms, and warrants to Agent that as of the date hereof Debtors has absolutely no defenses, claims, rights of set-off, or counterclaims against Agent or the Lenders under, arising out of, or in connection with, this Amendment, the Security Agreement, the Loan Documents, or against any of the indebtedness evidenced or secured thereby.
11.    Expenses. Debtors shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
12.    Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.
[end of amendment – signature page follows]

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This Amendment No. 2 to Amended and Restated Security Agreement is executed and delivered as of the date set forth above.

Comerica Bank, as Agent By:/s/ Paul Gerling Name: Paul Gerling Title: Senior Vice President
Multimedia Games, Inc.

By:/s/ Adam Chibib
Name: Adam Chibib
Title: President and Chief Financial Officer

Multimedia Games Holding Company, Inc.

By:/s/ Adam Chibib
Name: Adam Chibib
Title: President and Chief Financial Officer

Megabingo International, LLC
MGAM Technologies, LLC

By: Multimedia Games, Inc.
Title: Manager of each of the limited liability companies named above

   By:/s/ Adam Chibib
   Name: Adam Chibib
      Title: President and Chief Financial Officer

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Schedule 1.2

	Stock Issuer	Owner of Stock	Class of Stock	Stock Certificate No(s)	Par Value	Number of Shares	Outstanding Shares
3.	MGAM Canada, Inc.	Multimedia Games, Inc.	Common	3	Without	65	1,001

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